Exhibit 10.16

FIRST AMENDMENT AGREEMENT

TO CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Amendment”), dated as the First Amendment Closing Date (as defined below), is by and between THE LONGABERGER COMPANY, an Ohio corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

BACKGROUND

A.                       Borrower and Lender entered into that certain Credit and Security Agreement dated as of October 23, 3012 (as the same may be amended, modified, extended, or restated from time to time, the “Agreement”), pursuant to which Lender extended certain financing accommodations to Borrower.

B.                       The parties hereto have agreed to modify the terms and conditions of the Agreement as more fully set forth herein.

C.                       Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows:

1.                                      Addition to Definitions. Section 1.2 of the Agreement is hereby amended by adding the following definitions thereto:

“2013 Convertible Note” shall mean that certain convertible note in the original principal amount equal to $6,500,000, dated as of the First Amendment Effective Date, from CVSL in favor of.Tamala L. Longaberger, as an individual and trustee, which such note Tamala L. Longaberger may convert into 32,500,000 shares of the Equity Interest of CVSL.

“2013 Equity Interest Issuance” shall mean the transaction between the Borrower Representative and CVSL where by the Borrower Representative shall issue to CVSL all of the Equity Interest that Borrower Representative redeemed under the 2013 Equity Interest Redemption Agreement pursuant to the 2013 Equity Interest Issuance Documents.

“2013 Equity Interest Issuance Documents” shall mean the 2013 Equity Interest Issuance Note, that certain subscription agreement dated as of the First Amendment Closing Date between the Borrower Representative and CVSL, and all other agreements executed in connection with the 2013 Equity Interest Issuance.

“2013 Equity Interest Issuance Note” shall mean that certain promissory note in the original principal amount equal to $4,000,000, dated as of the First Amendment Closing Date, from CVSL in favor of the Borrower Representative.

“2013 Equity Interest Redemption” shall mean the transaction between the Borrower Representative and Rachel Longaberger Stukey where by the Borrower Representative shall redeem all of the Equity Interest owned by Rachel Longaberger Stukey individually pursuant to the 2013 Equity Interest Redemption Documents.

“2013 Equity Interest Redemption Agreement” shall mean that certain redemption agreement dated as of the First Amendment Closing Date between the Borrower Representative and Rachel Longaberger Stukey.

“2013 Equity Interest Redemption Documents” shall mean the 2013 Equity Interest Redemption Agreement, the 2013 Equity Interest Redemption Note, the 2013 Equity interest Redemption Pledge Agreement, and all other agreements executed in connection with the 2013 Equity Interest Redemption.

“2013 Equity Redemption Note” shall mean that certain subordinated promissory note in the original principal amount not to exceed $4,000,000, dated as of the First Amendment Closing Date, from the Borrower Representative in favor of Rachel Longaberger Stukey.

“2013 Equity Interest Redemption Pledge Agreement” shall mean that certain pledge agreement, dated as of the First Amendment Closing Date, in which the Borrower Representative pledges the Equity Interest redeemed pursuant to the 2013 Equity Interest Redemption Agreement to Rachel Longaberger Stukey.

“2013 Equity Interest Swap” shall mean the transaction between Tamala L. Longaberger, as an individual and trustee, as applicable, on one side and CVSL on the other side, where by CVSL shall become the holder of the majority of the Equity Interests of the Borrower Representative by exchanging all of the Equity Interests owned by Tamala L. Longaberger individually and owned by the Tamala L. Longaberger Revocable Trust Agreement dated July 7, 1998 and amended January 11, 2010, for the 2013 Convertible Note pursuant to the 2013 Equity Interest Swap Documents.

“2013 Equity Interest Swap Documents” shall mean that certain purchase and exchange agreement dated as of the First Amendment Effective Date among Tamala L. Longaberger, an individual, the Tamala L. Longaberger Revocable Trust Agreement dated July 7, 1998 and amended January 11, 2010, and CVSL, the 2013 Convertible Note, and all other agreements executed in connection with the 2013 Equity Interest Swap.

“2013 Equity Interest Transfer Transactions Documents” shall mean the 2013 Equity Interest Swap Documents, the 2013 Equity Interest Redemption Documents, and the 2013 Equity Interest Issuance Documents.

“2013 Equity Interest Transfer Transactions” shall mean the 2013 Equity Interest Redemption, the 2013 Equity Interest Swap, and the 2013 Equity Interest Issuance.

“Adjusted EBITDA” shall mean, for any fiscal period, (a) EBITDA for any such period, minus (b) the Inventory Book Value Increase Amount for any such period, minus (c) the dollar amount of interest received from CVSL on the 2013 Equity Interest Issuance Note but only to the extent of the dollar amount of interest paid by the Borrower Representative

On the 2013 Equity Interest Redemption Note, plus (d) the dollar amount of interest paid by the Borrower Representative on the 2013 Equity Interest Redemption Note but only to the extent of the dollar amount of interest received from CVSL on the 2013 Equity Interest Issuance Note.

“CVSL” shall mean Computer Vision Systems Laboratories, Corp., a Florida corporation.

“First Amendment Closing Date” shall mean March 14, 2013.

“First Amendment Effective Date” shall mean March 18, 2013.

“Inventory Book Value Increase Amount” shall mean, for any fiscal period, the amount equal to the sum of the Inventory Book Value Write Down Amount for all items of Inventory sold for which the book value was reduced since the Closing Date during any such fiscal period.

“Inventory Book Value Write Down Amount” shall mean, for each item of Inventory sold for which the book value was reduced since the Closing Date and for which no specific reserve was in place on the Closing Date, the amount equal to (a) the book value of such item of Inventory on the Closing Date, minus (b) the book value of such item of Inventory on the date that such asset is sold.

“Niagara Ceramics” shall mean the Niagara Ceramics Corporation, a New York corporation.

“Subordinated Debt” shall mean the Indebtedness of the Borrower Representative owing to Rachel Longaberger Stukey evidenced by the 2013 Equity Interest Redemption Note.

“Subordination Agreement” shall mean that certain subordination agreement, dated as of the First Amendment Closing Date, among the Lender, the Borrower Representative, and Rachel Longaberger Stukey.

2.                                      Amendment to Definitions. Section 1.2 of the Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with, respectively, the following:

“Approved Electronic Communication System” shall mean the StuckyNet System or any other equivalent electronic service, whether owned, operated or hosted by Lender, any affiliate of Lender or any other Person.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) the sum of (i) Adjusted EBITDA plus (ii) the Inventory Book Value Increase Amount in an amount not to exceed $200,000 for any four consecutive fiscal quarter period, less (iii) Capital Expenditures that were not specifically funded by Indebtedness (provided that all Capital Expenditures that were funded by a Revolving Loan), less (iv) taxes paid in cash, less (v) dividends and distributions paid in cash, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis with respect to such period to (b) Fixed Charges,

“Fixed Charges” shall mean, with respect to any fiscal period, the sum of (a) interest expense paid in cash, plus (b) scheduled principal payments on Indebtedness, including but not limited to payments made with respect to capital leases and Capital Expenditures permitted under Section 7.6, minus (c) the dollar amount of principal and interest payments paid by the Borrower Representative on the 2013 Equity Interest Redemption Note but only to the extent of the dollar amount of principal and interest payments received from CVSL on the 2013 Equity Interest Issuance Note, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis and with respect to such period.

“Loan Documents” shall mean this Agreement, the Notes, the Perfection Certificate, the Letters of Credit, the Waivers, the Mortgages, the Subordination Agreement, any Hedging Contracts, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other agreements heretofore, now or hereafter executed by any Loan Party and/or delivered to the Issuer or the Lender in respect of the transactions contemplated by this Agreement.

“Permitted Asset Disposition” shall mean the sale by the Borrowers of

(a)                                 those assets set forth on Schedule 1.2(a)(i) (the “Permitted Sale Assets”).

(b)                                 the Mortgaged Golf Course or the Mortgaged Manufacturing Park, in each case, with the prior written consent of the Lender; and

(c)                                  any other equipment or parcel of real estate (exclusive of the assets set forth in sections (a) and (b) above):

(1)                                 while any portion of the Term Loan is outstanding, if such item of equipment or parcel of real estate is not used in the operation of the core business of the Borrowers and does not have a book value greater than $300,000 on the Closing Date (if such asset has a book value equal to or greater than $300,000, then with the prior written consent of the Lender), and

(2)                                 after the Term Loan has been paid in full, if any item of equipment or parcel of real estate is not used in the operation of the core business of the Borrowers.

“Permitted Encumbrances” shall mean (a) Liens in favor of the Lender and the Issuer; (b) Liens for taxes, assessments or other governmental charges that (i) are not delinquent or (ii) are being contested in good faith by appropriate proceedings that stay the enforcement of such Liens and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP; provided, that, such Liens (other than those for real estate taxes not past due) shall have no effect on the priority of the Liens in favor of the Lender or the value of the assets in which the Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance or general liability or product liability insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business; (e) mechanics, workers, materialmen’s, warehousemen’s, common carriers, landlord’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party; (f) Liens placed upon equipment and real estate assets acquired to secure a portion of the purchase price thereof, provided that (i) any such lien shall not encumber any other property of the Loan Parties other than insurance and other proceeds of such equipment and real estate and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (g) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, sublicenses, restrictive covenants and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use of such Real Property or the value thereof, and none of which is violated in any material respect by existing or supporting structures or land use; (h) attachment and judgment liens which do not constitute an Event of Default under Section 10.6; (i)Liens disclosed on Schedule l,2(b) and extensions and renewals thereof, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien; (j) Liens on property leased by Borrower or any of its Subsidiaries under capital leases permitted in Section 7.6 securing obligations of such Loan Party to the lessor under such leases; (k) Lien (including rights of set off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits permitted by this Agreement; liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (m) Liens in favor of collecting banks arising in the ordinary course of business and pursuant to Section 4-210 of the UCC; (n) liens constituting securities to public utilities or to any municipalities or other Governmental Body when required by the utility, municipality or Governmental Body or other public authority in connection with the supply of services or utilities to a Loan Party or any Subsidiary thereof; (o) Liens in the form of royalties payable with respect to any asset or property of any Loan Party or any Subsidiary thereof existing as of the Closing Date; and (p) Liens in favor of Rachel Longaberger Stukey on the Equity Interest redeemed pursuant to the 2013 Equity Interest Redemption Agreement created pursuant to the 2013 Equity Interest Redemption Pledge Agreement so long as no restriction exists at any time that prevents the Borrower Representative from completing the 2013 Equity Interest Issuance or otherwise transferring such Equity Interests.

“Permitted Holders” shall mean (a) prior to the First Amendment Effective Date, Tamala L. Longaberger, an individual, and any trust so long as Tamala L. Longaberger retains the right to vote all of the outstanding voting Equity Interests of the Borrower Representative owned or held by such trust; and (b) after the First Amendment Effective Date, CVSL.

“StuckyNet System” shall mean the StuckyNet-Link internet-based communication system utilized by Lender.

3.                                      Amendment to Collateral: General Terms. Article 4 of the Agreement is hereby amended by deleting the Section 4.2 in its entirety and replacing it with the following:

4.2                               Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Lender’s security interest in the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including (a) immediately discharging all Liens other than Permitted Encumbrances, (b) using commercially reasonable efforts to obtain such Waivers as the Lender may request, (c) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify and stamping or marking in such manner as the Lender may specify, the 2013 Equity Interest Issuance Note, any and all other promissory notes that may hereafter from time to time be payable to any Loan Party, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into lockbox and other custodial arrangements satisfactory to the Lender, and (e) executing and delivering control agreements, instruments of pledge, mortgages, notices and assignments, in each case inform and substance satisfactory to the. Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender’s security interest in Collateral under the Uniform Commercial Code or other applicable law. By its signature hereto, each Loan Party hereby authorizes the Lender to file against such Loan Party, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code, to perfect Liens securing the Secured Obligations in form and substance satisfactory to the Lender. All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Loan Account as a Revolving Loan of a Base Rate Loan and added to the Obligations, or, at the Lender’s option, shall be paid to the Lender immediately upon demand.

4.                                      Amendment to Negative Covenants. Article 7 of the Agreement is hereby amended by deleting the Sections 7.5, 7.7, 7.8, 7.11, and 7.13 in their entirety and replacing them with, respectively, the following:

7.5                               Loan. Make advances, loans or extensions of credit to any Person (other than another Loan Party), including any Subsidiary or Affiliate, except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) advances to officers, directors and employees consistent with past practice in an aggregate amount not to exceed $200,000 at any time, for travel, entertainment, relocation and analogous ordinary business purposes, and (c) the extension of credit evidenced by the 2013 Equity Interest Issuance Note.

7.7                               Distributions, Dividends, and Subordinated Debt Payments.

(a)                                 Declare, pay or make any dividend on any shares of the common stock or preferred stock or other Equity Interest, as the case may be, of any Loan Party (other than dividends or distributions payable in stock or other Equity Interest, as the case may be, or split-ups, or reclassifications of its stock), or apply or otherwise distribute any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other Equity. Interest, as the case may be, or of any options to purchase or acquire any such shares of common or preferred stock or other Equity Interest, as the case may be, of any Loan Party except:

(i)                                     distributions may be made by any Loan Party which has elected to be taxed as a partnership or in accordance with Subchapter S of the Code and any comparable state tax laws applicable to its respective shareholders or as a partnership for federal income tax purposes, in an amount necessary for the payment of the federal and state income tax obligations on account of the attribution of each such Loan Party’s income to its shareholders or members, as the case may be, by reason of such Loan Party being a Subchapter S corporation or a partnership for federal income tax purposes, in each case determined by reference to the shareholder or member, as the case may be, who has the highest combined marginal rate for income tax purposes so long as a notice of termination with regard to this Agreement shall not be outstanding; and

(ii)                                  dividends and distributions consisting of up to 50% of the net proceeds of any Permitted Asset Sale (the “Permitted Distribution”) may be made by the Borrowers (in addition to those permitted by subsection (ii) above) so long as (A) the Term Loan has been indefeasibly paid in full (B) no Default or Event of Default exists or would result after giving effect to Permitted Distribution, (C) a notice of termination with regard to this Agreement shall not be outstanding, (D) the Borrowers shall have Availability of at least $6,000,000 after giving effect to the Permitted Distribution, (E) the Fixed Charge Coverage Ratio calculated in accordance with Section 6.3(a) shall equal or exceeds 1.50 to 1.00 as of the fiscal quarter ending immediately prior to the Permitted Distribution after giving effect to the Permitted Distribution as if the Permitted Distribution had been made during such prior fiscal period, (F) no more than 30% of the Permitted Distribution shall be made in any fiscal quarter and the entire Permitted Dividend shall be made within 1 year from the date of the consummation of the related Permitted Asset Sale, and (G) the Subordinated Debt has been indefeasibly repaid in full and the 2013 Equity Interest Redemption Note has been satisfied and cancelled.

(b)              Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of any Loan Party.

(c)               Make any payments in respect of the Subordinated Debt, other than in compliance with the Subordination Agreement.

7.8                               Indebtedness.   Create, incur, assume or suffer to exist any Indebtedness except in respect of:

(a)                                 Indebtedness existing on. the Closing Date and set forth on Schedule 7.8 (including any extensions, renewals or refinancings thereof so long as the principal amount thereof is not increased);

(b)               Indebtedness to the Lender and the Issuer under or pursuant to the Loan Documents;

(c)                Indebtedness incurred for Capital Expenditures permitted under Section 7.6;

(d)               Indebtedness as permitted under Sections 7.3 and 7.11;

(e)                Indebtedness arising from Hedging Contracts;

(f)                 the Subordinated Debt so long as (i) such Indebtedness remains subject to the Subordination Agreement, or is otherwise subordinated to the Obligations, in each case, in form and substance satisfactory to the Lender and (ii) the Indebtedness owing to the Borrower Representative under the 2013 Equity Interest Issuance Note is outstanding and no Event of Default (as defined in the 2013 Equity Interest Issuance Note) exists under the 2013 Equity Interest Issuance Note;

(g)                Indebtedness (i) which is unsecured, (ii) which is incurred in the ordinary course of business, (iii) which is not otherwise prohibited under any provision of this Agreement, and (iv) for which the incurrence of which would not have a Material Adverse Effect; provided, however, that the amount of such Indebtedness permitted under this Section 7.8(g) shall not exceed $75,000 in the aggregate at any one time outstanding; and

(h)               Indebtedness which represents an extension, refinancing, or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (a) through (g) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that, (i) such Refinancing Indebtedness does not increase the principal amount or interest rate of the Refinanced Indebtedness, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness, (iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, (v) the terms of such Refinancing Indebtedness are not less favorable to the obligor thereunder than the original terms of such Refinanced Indebtedness and (iv) if such Refinanced Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Refinanced Indebtedness.

7.11                        Leases.       Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted Under Section 7.6) if after giving effect thereto, (a) with respect to Niagara Ceramics, the aggregate annual rental payments to Niagara Ceramics for all leased property would exceed the greater of (i) $1,250,000 or (ii) $2 per finished unit produced by Niagara Ceramics in any fiscal year, or (b) with respect to all Persons other than Niagara Ceramics, the aggregate annual rental payments to all such

Persons for all leased property would exceed $1,500,000, in each case, in the aggregate in any fiscal year for all Loan Parties.

7.13                        Management Fees. Pay any management, advisory or other related fees to any Person, except that, so long as no Event of Default has occurred, the Borrowers may pay management fees to CVSL in an aggregate amount, not to exceed $1,800,000 in any calendar year.

5.                         Amendment to Information as to the Loan Parties. Section 9.2 of the Agreement is hereby amended by deleting the Subsection (k) thereof in its entirety and replacing it with the following:

(k)                                              Delivery Through Approved Electronic Communication System. Unless otherwise required by the Lender, all documents and other information, required to be provided to the Lender pursuant to Section 9.2(a) (Borrowing Base Certificate), Section 9.2(b) (Accounts Receivable Aging Report), Section 9.2(c) (Inventory Report), Section 9.2(d) (In-Transit Inventory Report), Section 9.2(e) (Accounts Payable Aging Report) and Section 9.2(g) (Equipment Report), shall be delivered to the Lender through the Approved Electronic Communication System, and such submissions shall be completed by a Financial Officer of the Borrower Representative or any other person acceptable to the Lender.

6.                         Amendment to Events of Default. Article 10 of the Agreement is hereby amended by deleting the Section 10.11 in its entirety and replacing it with the following:

10.11                              Cross Default; Cross Acceleration. (a) Any Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness in excess of $100,000 beyond any period of grace with respect to such payment or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such Indebtedness (whether or not such right shall have been waived), or (b) any Event of Default (as defined in the 2013 Equity Interest Issuance Note or 2013 Equity Interest Redemption Note, respectively) shall occur under the 2013 Equity Interest Issuance Note or the 2013 Equity Interest Redemption Note;

7.                         Amendment to Miscellaneous. Article 15 of the Agreement is hereby amended by deleting the Section 15.6 and Section 15.15 in their entirety and replacing them with, respectively, the following:

15.6                                     Notice. Any notice or request hereunder may be given to the Borrower Representative or any Loan Party or to the Lender or the Issuer at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission), except as otherwise specifically provided in Section 9.2(k). Any Notice (other than any Notice or other communication the Borrowers are required to deliver using StuckyNet System or another Approved electronic Communication System, including but not limited to any such Notice or communication required pursuant to Section 9.2(k)) must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any notice provided to the Borrower Representative shall be deemed to have been given to each other Loan Party. For purposes of Article 2, Lender shall be entitled to rely on telephonic instructions from any Person that the Lender in good faith believes is an Authorized Officer and each Borrower shall hold the Lender harmless from any loss, cost or expense resulting from any such reliance. Any Notice shall be effective:

(a)                                 In the case of hand-delivery, when delivered;

(b)                                 If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)                                  In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(d)                                 In the case of electronic transmission, when actually received;

(e)                                  If given by any other means (including by overnight courier), when actually received; and

(f)                                   When the Lender gives a Notice to the Borrower Representative or any Loan Party, the Lender shall concurrently send a copy thereof to the Issuer. When the Issuer gives a Notice to the Borrower Representative or any Loan Party, the Issuer shall concurrently send a copy thereof to the Lender.

If to the Lender at:

KeyBank National Association
MC #OH-01-27-1300
127 Public Square
Cleveland, Ohio 44114
Attention: KeyBank Business Capital
Telephone: (216) 689-4370
Facsimile: (216) 689-8470
Email: Nadine_Eames@Keybank.com

With a copy to:	James E. Stief, Esq.
McDonald Hopkins LLC
600 Superior Avenue East
Suite 2100
Cleveland, Ohio 44114
Telephone: (216) 348-5400
Facsimile: (216) 348-5474
Email: jstief@mcdonaldhopkins.com

If to the Borrower Representative at:

The Longaberger Company
1500 E. Main Street
Newark, Ohio 43055
Attention: Tamala L. Longaberger
Telephone: (740) 322-7777
Telecopier: (740) 322-5209
Email: tami.longaberger@longaberger.com

With a copy to:	Jane Taber, Esq.
Estes Okon Thorne & Carr PLLC 3500 Maple Avenue, Suite 1100 Dallas, Texas 75219 Telephone: (214) 599-4000 Facsimile: (214) 599-4099 Email: jtaber@estesokon.com

15.15                 Approved Electronic Communication System.

(a)                                 Unless otherwise specifically identified therein, each posting to an Approved Electronic Communication System shall be deemed to be a representation and warranty by each Borrower, the Financial Officers and Authorized Officer submitting the information to the Approved Electronic Communication System, as of the date of such posting, of the accuracy of the information provided with respect thereto, and that each of the representations and warranties contained in this Agreement and the other Loan Documents are true and correct as if made on and as of the date of such posting.

(b)                                 Although the Approved Electronic Communication System is secured with generally-applicable security procedures and policies implemented or modified from time to time, the Borrowers and each other Loan Party acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and each other Loan Party hereby approves of the use of the Approved Electronic Communication System and understands and assumes the risks of using such forms of communication.

(c)                                  The Approved Electronic Communication System is provided “as is” and “as available”. Neither the Lender nor any of the Lender’s affiliates, officers, directors, attorneys, agents or employees warrant the accuracy, adequacy or completeness of the Approved Electronic Communication System and each expressly disclaims any liability for errors or omissions in the Approved Electronic Communication System. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Lender (or any of the Lender’s affiliates, officers, directors, attorneys, agents or employees) in connection with the Approved Electronic Communication System.

(d)                                 Each Borrower and each other Loan Party agree that the Lender may, but shall not be obligated to, store information provided through the Approved Electronic Communication System in accordance with the Lender’s generally-applicable document retention procedures and policies in effect from time to time.

8.                               Amendment to Exhibits. The Exhibits to the Agreement are hereby amended to delete Exhibit B (Compliance Certificate) in its entirety and replace it with the new Exhibit B (Compliance Certificate) attached to this Amendment.

9.                               Expenses. Prior to the effectiveness of this Amendment, Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, attorneys’ fees.

10.                        Conditions Precedent. In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

(a)            Borrower shall execute and deliver to Lender this Amendment;

(b)            Borrower and Rachel Longaberger Stukey shall execute and deliver to Lender the Subordination Agreement, in form and substance satisfactory to Lender;

(c)             Borrower shall deliver to Lender the 2013 Equity Interest Issuance Note together with an executed or endorsed transfer power or allonge, in form and substance satisfactory to Lender;

(d)            Borrower shall deliver to Lender up to date Projections, in form and substance satisfactory to Lender, that include among other things, the expenses and capitalized costs related to producing pottery through the contract with Niagara Ceramics;

(e)             The 2013 Equity Interest Transfer Transactions shall be completed on the First Amendment Effective Date;

(f)              Borrower shall have paid any and all out-of-pocket costs, fees and expenses of Lender (including attorney fees) in connection with this Amendment; and

(g)             Lender shall have received such other and further documentation as Lender may reasonably deem necessary or appropriate to accomplish the terms set forth herein, each in form and substance reasonably satisfactory to Lender.

11.                  Post-Closing Conditions. Within five Business Days of the First Amendment Effective Date and the completion of the 2013 Equity Interest Transfer Transactions (or such later date as Lender may agree to in writing), Borrower shall have delivered to Lender:

(a)                                 a Secretary’s Certificate of Borrower that certifies (i) Resolutions of the Board of Directors of Borrower, after giving effect to any changes in the Board as a result of the 2013 Equity Interest Transfer Transactions, authorizing the continued performance by

Borrower of the Agreement (as modified by this Amendment), the other Loan Documents, and any other documents executed in connection therewith and reaffirming the authority of Borrower to execute, deliver, and perform the Loan Documents and (ii) an updated Incumbency Certificate of Borrower, in form and substance reasonably satisfactory to Lender;

(b)                                 evidence that CVSL has opened an escrow account at Lender and is subject to an escrow agreement that is in form and substance satisfactory to Lender;

(c)                                  replacement Schedule 5.3 and Schedule 6.8, each in form and substance satisfactory to Lender;

(d)                                 executed copies of the 2013 Equity Interest Transfer Transactions Documents; and

(e)                                  payment for any and all out-of-pocket costs, fees and expenses of Lender (including attorney fees) in connection with the completion of the above listed items.

12.                               Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any Material Business Agreement or any other agreement, instrument or document binding upon or enforceable against Borrower, (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws or judicial decisions relating to the rights of creditors, (e) no event or condition which has or could reasonably be expected to have a Material Adverse Effect as to Borrower has occurred from the Closing Date to the First Amendment Effective Date, and (f) no Default or Event of Default is outstanding under the Agreement.

13.                               Governing Law; Use of Terms Etc.  Except as previously amended or as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which Lender may have under the Agreement and any and all related Loan Documents.

14.                               No Set Offs Etc.  Borrower hereby declares that no Borrower has any set offs, counterclaims, defenses or other causes of action against Lender arising out of the Agreement, any Loan Document or any related documents, and to the extent any such set offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

15.                               Confirmation of Security Interests.  Borrower confirms and agrees that all prior security interests and liens granted to Lender in all existing and future assets of Borrower remain unimpaired and in full force and effect and shall continue to cover and secure all Obligations. Borrower further confirms and represents that all of the collateral of Borrower remains free and clear of all liens other than those in favor of Lender or as otherwise permitted in the Agreement. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Lender’s security interest in and liens upon the collateral of Borrower.

16.                               Obligations Absolute.  Borrower covenants and agrees (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Agreement, as modified by this Amendment pursuant to the terms set forth therein, and (b) to perform and observe covenants, agreements, stipulations arid conditions on its part to be performed hereunder or under the Agreement and all other documents executed in connection herewith or thereof.

17.                               Release.  BORROWER HEREBY RELEASES, WAIVES AND FOREVER RELINQUISHES ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES AND CAUSES OF ACTION OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY SO-CALLED “LENDER LIABILITY” CLAIMS OR DEFENSES WHICH IT HAS, MAY HAVE, OR MIGHT ASSERT NOW OR IN THE FUTURE AGAINST LENDER AND/OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, EACH A “RELEASEE” AND COLLECTIVELY, THE “RELEASEES”), DIRECTLY OR INDIRECTLY, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH (A) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE EXECUTION OF THIS AMENDMENT WITH RESPECT TO THE OBLIGATIONS, THE AGREEMENT, THE OTHER DOCUMENTS, OR THE ADMINISTRATION THEREOF, (B) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS, OR COMMUNICATIONS WITH RESPECT TO THE OBLIGATIONS OR (C) ANY THING OR MATTER RELATED TO ANY OF THE FOREGOING PRIOR TO THE EXECUTION OF THIS AMENDMENT. THE INCLUSION OF THIS PARAGRAPH IN THIS AMENDMENT AND THE EXECUTION OF THIS AMENDMENT BY LENDER DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR ADMISSION BY LENDER OF LIABILITY FOR ANY MATTER, OR A PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

18.                               Non-Waiver.  This Amendment does not obligate Lender to agree to any other modification of the Agreement nor does it constitute a course of conduct or dealing on behalf of Lender or a waiver of any other rights or remedies of Lender. No omission or delay by Lender in exercising any right or power under the Agreement, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

19.                               Incorporation.  This Amendment is incorporated by reference into, and made part of, the Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms.

20.                               No Modification.  No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

21.                               Headings.  The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

22.                               Successors and Assigns.  This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

23.                               Severability.  The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

24.                               Counterparts, Electronic Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile, email or other electronic method shall have the same force and effect as an original signature hereto.

25.                               CONFESSION OF JUDGMENT.  THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED THIS AGREEMENT OR CAN BE FOUND, AFTER LENDER DECLARES A DEFAULT AND ACCELERATES THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF LENDER FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO LENDER OR ANY OF ITS AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO LENDER PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY’S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF THIS AGREEMENT OR COLLATERAL SECURITY THEREFOR.

26.                               Jury Waiver.  THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE PARTIES REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first set forth above in Cleveland, Ohio.

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

THE LONGABERGER COMPANY
an Ohio corporation

By:	/s/ Tamala L. Longaberger
Tamala L. Longaberger
President and Treasurer

LENDER:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Nadine Eames
Nadine Eames
Vice President

Signature Page to

First Amendment Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

This Covenant Compliance Certificate (this “Certificate”) is given by The Longaberger Company, an Ohio corporation (the “Borrower Representative”), pursuant to Section [9.5] [9.6] of that certain Credit and Security Agreement by and among the Borrower Representative, the Issuer, and KeyBank National Association, a national banking association (the “Lender”), dated as of October 23, 2012 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. The undersigned, being a Financial Officer of the Borrower Representative, hereby certifies that:

The undersigned is familiar with the terms of the Credit Agreement, has made, or caused to have been made under the undersigned’s supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the attached financial statements.

Attached are the [audited] consolidated financial statements and the [unaudited][self prepared] consolidating financial statements of the Borrowers and their Subsidiaries including statements of income, financial position, shareholders’ equity and cash flows [OR] the [unaudited] [self prepared] balance sheet of the Borrowers and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and shareholders’ equity and cash flows of the Borrowers and their Subsidiaries on a consolidated and consolidating basis. The [audited] financial statements of the Borrowers and their Subsidiaries have been prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail. [OR] The [unaudited] [self prepared] financial statements of the Borrowers and their Subsidiaries have been prepared on a basis consistent with prior practices and are complete and correct in all material respects, subject to normal and recurring year end adjustments and footnotes that individually and in the aggregate are not material to the business of the Borrowers and their Subsidiaries.

Based on an examination sufficient to permit the undersigned to make an informed statement:

(1)                                 the representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof;

(2)                                 no Default or Event of Default existed at the end of the accounting period covered by the attached financial statements or exists as of the date of this Certificate;

[OR]

(2)                                 one or more Defaults or Events of Default exist. Attached to this Certificate is an addendum specifying each such Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default;

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(3)                                 each Borrowing Base Certificate (including all supporting schedules and attachments thereto) submitted to Lender is true in correct in all respects and the collateral available for Loans represents acceptable accounts and inventory in accordance with the Credit Agreement.

Set forth on Exhibit A hereto are calculations of [Excess Cash Flow and] the financial covenants required pursuant to Sections [6.3, 7.6 and 7.11] of the Credit Agreement, which calculations [ARE][ARE NOT] in compliance with the terms of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

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